UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2023

Federal Home Loan Bank of Pittsburgh

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 412-288-3400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of the Federal Home Loan Bank of Pittsburgh (“Bank”) approved the promotion of the Bank’s Chief Accounting Officer, Edward V. Weller, to Chief Financial Officer, effective as of March 1, 2023. As a result of this promotion, Mr. Weller will serve as the Bank’s principal financial officer.

Mr. Weller, who is 60 years old, joined the Bank in 2011 as Controller and was promoted to Chief Accounting Officer in 2013. As Chief Financial Officer, Mr. Weller’s compensation will be as follows: 1) annual base salary of $324,250; 2) incentive compensation at the target level of 55% of base salary under the terms of the Bank’s executive incentive compensation plan; 3) continued participation in the Bank’s nonqualified deferred compensation plans; and 4) continuation of the executive officer severance agreement previously executed with the Bank at the compensation level provided to the Bank’s named executive officers other than the CEO, all as described in the Bank’s filings with the Securities and Exchange Commission (SEC). The Bank anticipates filing its 2022 Annual Report on Form 10-K with the SEC later in March which will include additional information regarding the 2023 executive incentive compensation plan and goals. There are no family relationships between Mr. Weller or any Bank director or executive officer. There are no transactions as defined in 17 CFR 229.404(a) between Mr. Weller and the Bank.

Description

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

February 28, 2023	By:	/s/ Julie F. Spiker
Name: Julie F. Spiker
Title: General Counsel and Corporate Secretary